Exhibit 99.1

Werner Enterprises Reports Third Quarter 2026 Results

Third Quarter 2026 Highlights (all metrics compared to third quarter 2025)

•Total revenues of $950.5 million, increased $179.0 million, or 23%
•Operating income of $17.0 million compared to an operating loss of $13.0 million in the prior year; non-GAAP adjusted operating income of $21.0 million, increased $10.1 million, or 92%
•Operating margin of 1.8%, increased 350 basis points from (1.7)%; non-GAAP adjusted operating margin of 2.2%, increased 80 basis points from 1.4%
•Diluted earnings per share of $0.11 compared to diluted loss per share of $0.34 in the prior year; non-GAAP adjusted diluted earnings per share of $0.16 compared to non-GAAP diluted loss per share of $0.03 in the prior year

OMAHA, Neb., October 27, 2026 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the third quarter ended September 30, 2026.

“Werner’s third-quarter results demonstrate strong top-line momentum, highlighted by a 28% increase in freight revenue and double-digit Truckload Transportation Services (“TTS”) revenue per truck growth,” said Chairman and CEO Derek Leathers. “While rapidly rising fuel costs and elevated claims temporarily impacted near-term margins, our underlying strategy is working, driving a near-doubling of adjusted operating income. We made the deliberate decision to accelerate investments in driver recruiting and onboarding to capture rising customer demand and support fleet expansion as industry capacity tightens. We remain confident in our trajectory and our ability to capitalize on the early stages of this freight upcycle.”

Total revenues for the quarter were $950.5 million, an increase of $179.0 million compared to the prior year, due to a $194.2 million, or 37%, increase in TTS revenues, partially offset by a decline in Werner Logistics revenues of $16.8 million. A portion of the TTS revenue increase was due to $65.8 million higher fuel surcharge revenues.

Operating income was $17.0 million compared to an operating loss of $13.0 million in the prior year, while operating margin of 1.8% increased 350 basis points from (1.7)%. The increase in operating income is partially due to the non-recurrence of litigation costs of $21.4 million recorded in the prior year related to an agreement to settle a class action lawsuit. On a non-GAAP basis, adjusted operating income of $21.0 million increased $10.1 million, or 92%. Adjusted operating margin of 2.2% increased 80 basis points from 1.4%.

TTS had operating income of $23.2 million compared to an operating loss of $13.8 million in the prior year, and TTS had non-GAAP adjusted operating income of $24.3 million, an increase of $15.4 million, or 172%. Werner Logistics had an operating loss of $0.4 million compared to $3.0 million operating income in the prior year, and Werner Logistics had non-GAAP adjusted operating income of $0.8 million, a decrease of $3.4 million, or 82%. Corporate and Other (including driving schools) had an operating loss of $5.9 million compared to a $2.2 million operating loss in the prior year driven primarily by acquisition

Werner Enterprises, Inc. - Release of October 27, 2026

expenses, which were excluded for non-GAAP purposes, and lower non-operating gains, partially offset by year-over-year favorability in our driver schools.

Net interest expense of $9.5 million increased $1.0 million primarily due to an increase in average debt outstanding, partially offset by a decrease in average interest rates. The effective income tax rate during the quarter was 13.2%, compared to 3.8% in third quarter 2025 due to differences in discrete income tax items.

Net gain on our strategic investments was $0.3 million compared to a net loss of $0.3 million in the prior year. Consistent with prior reporting, increases or decreases to the values of these strategic investments are adjusted out for determining non-GAAP adjusted net income (loss) and non-GAAP adjusted earnings (loss) per share.

Net income attributable to Werner was $6.6 million compared to a $20.6 million net loss attributable to Werner in the prior year. On a non-GAAP basis, adjusted net income attributable to Werner was $9.5 million compared to a $2.0 million adjusted net loss attributable to Werner in the prior year. Diluted earnings per share was $0.11 compared to diluted loss per share of $0.34 in the prior year. On a non-GAAP basis, adjusted diluted earnings per share was $0.16 compared to adjusted diluted loss per share of $0.03 in the prior year.

Key Consolidated Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands, except per share amounts)	2026	2025	Y/Y Change	2026	2025	Y/Y Change
Total revenues	$950,508	$771,499	23%	$2,693,045	$2,236,761	20%
Truckload Transportation Services revenues	$714,002	$519,786	37%	$2,010,886	$1,539,308	31%
Werner Logistics revenues	$215,827	$232,585	(7)%	$623,395	$649,320	(4)%
Operating income (loss)	$16,988	$(13,021)	230%	$37,904	$47,468	(20)%
Operating margin	1.8%	(1.7)%	350 bps	1.4%	2.1%	(70) bps
Net income (loss) attributable to Werner	$6,595	$(20,575)	132%	$8,683	$13,389	(35)%
Diluted earnings (loss) per share	$0.11	$(0.34)	132%	$0.14	$0.22	(34)%
Adjusted operating income (1)	$20,983	$10,910	92%	$60,504	$25,662	136%
Adjusted operating margin (1)	2.2%	1.4%	80 bps	2.2%	1.1%	110 bps
Adjusted net income (loss) attributable to Werner (1)	$9,488	$(2,015)	571%	$25,133	$(4,295)	685%
Adjusted diluted earnings (loss) per share (1)	$0.16	$(0.03)	567%	$0.42	$(0.07)	693%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Truckload Transportation Services (TTS) Segment

•Revenues of $714.0 million increased $194.2 million, or 37%; trucking revenues, net of fuel surcharge, increased $127.6 million, or 28% year over year
•Operating income of $23.2 million compared to an operating loss of $13.8 million in the prior year; non-GAAP adjusted operating income of $24.3 million increased $15.4 million, or 172%, due to the addition of FirstFleet, lower insurance and claims expense (excluding FirstFleet), and higher gains from sale of used equipment
•Operating margin of 3.3%, increased 600 basis points from (2.7%); non-GAAP adjusted operating margin, net of fuel surcharge, of 4.1% increased 220 basis points from 1.9%
•Average segment trucks in service totaled 8,668, an increase of 1,165 trucks year over year, or 15.5%, while segment trucks at quarter end increased by 1,295 trucks, or 17.4%. The increase is driven by the FirstFleet acquisition, partially offset by a smaller One-Way Truckload fleet
•Dedicated unit trucks at quarter end totaled 7,090, or 81% of the total TTS segment fleet, compared to 4,965 trucks, or 67%, a year ago

Werner Enterprises, Inc. - Release of October 27, 2026

•One-Way Truckload average revenues per truck per week increased 34.3% from total miles per truck production gains of 22.4% following our restructuring efforts earlier this year, plus rate improvement and spot-vs-contract mix changes
•One-Way revenues per total mile, net of fuel surcharge, increased 9.7% year over year

We acquired FirstFleet on January 27, 2026. FirstFleet financial results are reported in our Dedicated operating segment within Truckload Transportation Services. As a result of this acquisition, Dedicated experienced a net increase in average trucks in service, up 2,130 trucks, or 43.8% year over year, and up 19 trucks sequentially. Dedicated quarter-end fleet size was up 42.8% year over year. Dedicated average revenues per truck per week, net of fuel surcharge, increased 5.6%.

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands)	2026	2025	Y/Y Change	2026	2025	Y/Y Change
Trucking revenues, net of fuel surcharge	$579,604	$451,960	28%	$1,660,109	$1,335,936	24%
Trucking fuel surcharge revenues	125,231	59,456	111%	324,268	172,297	88%
Non-trucking and other revenues	9,167	8,370	10%	26,509	31,075	(15)%
Total revenues	$714,002	$519,786	37%	$2,010,886	$1,539,308	31%
Operating income (loss)	$23,243	$(13,832)	268%	$64,301	$49,341	30%
Operating margin	3.3%	(2.7)%	600 bps	3.2%	3.2%	— bps
Operating ratio	96.7%	102.7%	(600) bps	96.8%	96.8%	— bps
Adjusted operating income (1)	$24,318	$8,950	172%	$71,431	$23,689	202%
Adjusted operating margin (1)	3.4%	1.7%	170 bps	3.6%	1.5%	210 bps
Adjusted operating margin, net of fuel surcharge (1)	4.1%	1.9%	220 bps	4.2%	1.7%	250 bps
Adjusted operating ratio (1)	96.6%	98.3%	(170) bps	96.4%	98.5%	(210) bps
Adjusted operating ratio, net of fuel surcharge (1)	95.9%	98.1%	(220) bps	95.8%	98.3%	(250) bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $215.8 million decreased $16.8 million, or 7%
•Operating loss was $0.4 million compared to $3.0 million operating income in the prior year; non-GAAP adjusted operating income of $0.8 million decreased $3.4 million, or 82%
•Operating margin of (0.2)% decreased 150 basis points from 1.3%; non-GAAP adjusted operating margin of 0.4% decreased 140 basis points from 1.8%; non-GAAP adjusted operating margin, calculated on operating revenues, less purchased transportation, was 14.4%, up 210 basis points sequentially from 12.3%
•Truckload Logistics Brokerage operating margin improved sequentially by over 600 basis points

Truckload Logistics revenues (70% of Werner Logistics revenues) decreased $23.2 million, or 13%, driven by a decrease in shipments of 40%, partially offset by a 44% increase in revenue per shipment.

Intermodal revenues (17% of Werner Logistics revenues) increased $2.4 million, or 7%, due to a 6% increase in revenue per shipment and a 1% increase in shipments.

Final Mile revenues (13% of Werner Logistics revenues) increased $4.1 million, or 18%, and increased 8% sequentially.

Werner Enterprises, Inc. - Release of October 27, 2026

Key Werner Logistics Segment Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands)	2026	2025	Y/Y Change	2026	2025	Y/Y Change
Total revenues	$215,827	$232,585	(7)%	$623,395	$649,320	(4)%
Operating expenses:
Purchased transportation expense	184,722	199,616	(7)%	538,996	555,100	(3)%
Other operating expenses	31,491	29,955	5%	90,660	87,353	4%
Total operating expenses	216,213	229,571	(6)%	629,656	642,453	(2)%
Operating income (loss)	$(386)	$3,014	(113)%	$(6,261)	$6,867	(191)%
Operating margin	(0.2)%	1.3%	(150) bps	(1.0)%	1.1%	(210) bps
Adjusted operating income (loss) (1)	$762	$4,163	(82)%	$(2,816)	$10,713	(126)%
Adjusted operating margin (1)	0.4%	1.8%	(140) bps	(0.5)%	1.6%	(210) bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in third quarter 2026 was $21.5 million compared to $44.1 million in third quarter 2025, a decrease of 51%. In October 2025, we entered into an $18.0 million agreement to settle a class action lawsuit, for which a full accrual was recorded in third quarter 2025. Following court approval in July 2026, all remaining settlement funds were distributed during the third quarter 2026.

Net capital expenditures in third quarter 2026 were $37.3 million compared to $35.2 million in third quarter 2025. We continue to prioritize business reinvestment in safe and modern equipment, including trucks and trailers, intermodal containers, technology, and our terminal network. The average ages of our truck and trailer fleets were 2.8 years and 6.5 years, respectively, as of September 30, 2026. The average age of our trucks decreased 0.2 years sequentially. We expect further reduction as we accelerate tractor purchases in the fourth quarter of 2026.

Gains on sales of property and equipment in third quarter 2026 were $8.0 million, or $0.10 per share, compared to $4.5 million, or $0.06 per share, in third quarter 2025. Gains on sales of property and equipment are reflected as a reduction of other operating expenses in our income statement.

We did not repurchase shares of our common stock in third quarter 2026. As of September 30, 2026, we had 5.0 million shares remaining under our share repurchase authorization.

As of September 30, 2026, we had $39.2 million of cash and cash equivalents and $1.4 billion of stockholders’ equity. Total debt outstanding, including finance lease liabilities of $44.4 million, was $847.4 million at September 30, 2026. After considering letters of credit issued, we had available liquidity consisting of cash and cash equivalents and available borrowing capacity as of September 30, 2026 of $654.3 million. Subsequent to the end of the quarter, on October 5, 2026, we entered into a new $1.1 billion unsecured credit facility with various lenders (“2026 Credit Agreement”) and terminated our existing $1.075 billion unsecured credit facility (“2022 Credit Agreement”). On October 5, 2026, we borrowed $465 million under the 2026 Credit Agreement and used $431.7 million of these proceeds to pay off the outstanding balances, accrued interest, and fees under the 2022 Credit Agreement. Outstanding debt on our credit facilities totaled $840 million as of October 5, 2026, including $465 million of revolving credit loans under the 2026 Credit Agreement and $375 million under our existing Loan and Security Agreement. Considering outstanding borrowings and stand-by letters of credit of $31.9 million, we have a remaining borrowing capacity of $603.1 million under our credit facilities as of October 5, 2026.

Werner Enterprises, Inc. - Release of October 27, 2026

2026 Guidance Metrics and Assumptions

The following table summarizes our updated 2026 guidance assumptions:

	Prior 2026 Guidance (as of 7/28/26)	Actual (as of 9/30/26)	Current 2026 Guidance (as of 10/27/26)
TTS average truck count growth	16% to 18% (2026 vs. 2025)	15.8% (YTD26 vs. 2025)	16% to 17% (2026 vs. 2025)
Dedicated RPTPW (1) growth	3% to 5% (2026 vs. 2025)	4.0% (YTD26 vs. YTD25)	4% to 5% (2026 vs. 2025)
One-Way Truckload RPTM (1) growth	10% to 13% (3Q26 vs. 3Q25)	9.7% (3Q26 vs. 3Q25)	10% to 13% (4Q26 vs. 4Q25)
Net capital expenditures	$215M to $250M (2026)	$29M (YTD)	$190M to $205M (2026)
Assumptions
Effective income tax rate (GAAP)	25.5% to 26.5% (2026)	17.0% (YTD)	24.5% to 25.5% (2026)
(1) Net of fuel surcharge revenues

Werner Enterprises, Inc. - Release of October 27, 2026

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss third quarter 2026 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 504-9718 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on October 27, 2026 at approximately 6:00 p.m. CT through November 27, 2026 by dialing (855) 669-9658 (domestic) or (412) 317-0088 (international) and using the access code 5222855. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (“Werner”) (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With Werner® 2025 revenues of nearly $3.0 billion, a modern truck and trailer fleet, more than 14,800 talented associates and our innovative Werner EDGE® technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. In January 2026, Werner acquired FirstEnterprises, Inc. (“FirstFleet”), which generated more than $600 million in unaudited 2025 revenues. Werner provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. Werner embraces inclusion as a core value and manages key risks and opportunities through a balanced sustainability strategy.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s latest available Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Christopher D. Wikoff
Executive Vice President, Chief Financial Officer,
and Treasurer
(402) 894-3700

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of October 27, 2026

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	$	%	$	%	$	%	$	%
Operating revenues	$950,508	100.0	$771,499	100.0	$2,693,045	100.0	$2,236,761	100.0
Operating expenses:
Salaries, wages and benefits	318,587	33.5	268,720	34.8	909,212	33.8	762,396	34.1
Fuel	130,251	13.7	64,059	8.3	332,593	12.3	187,552	8.4
Supplies and maintenance	85,471	9.0	65,496	8.5	230,924	8.6	187,796	8.4
Taxes and licenses	24,233	2.5	23,189	3.0	70,444	2.6	68,633	3.1
Insurance and claims	39,558	4.2	38,060	4.9	122,911	4.6	75,024	3.4
Depreciation and amortization	76,863	8.1	72,184	9.4	231,871	8.6	212,990	9.5
Rent and purchased transportation	254,633	26.8	243,115	31.5	724,664	26.9	677,537	30.3
Communications and utilities	4,804	0.5	3,967	0.5	14,261	0.5	12,054	0.5
Restructuring and impairment	—	—	—	—	4,094	0.2	—	—
Other	(880)	(0.1)	5,730	0.8	14,167	0.5	5,311	0.2
Total operating expenses	933,520	98.2	784,520	101.7	2,655,141	98.6	2,189,293	97.9
Operating income (loss)	16,988	1.8	(13,021)	(1.7)	37,904	1.4	47,468	2.1
Other expense (income):
Interest expense	11,037	1.2	9,935	1.3	34,361	1.3	28,825	1.3
Interest income	(1,489)	(0.2)	(1,362)	(0.2)	(4,561)	(0.2)	(4,341)	(0.2)
Loss (gain) on investments in equity securities	30	—	(38)	—	15	—	(3)	—
Loss (earnings) from equity method investment	(297)	—	289	—	(1,033)	—	(553)	(0.1)
Other	108	—	60	—	127	—	(257)	—
Total other expense, net	9,389	1.0	8,884	1.1	28,909	1.1	23,671	1.0
Income (loss) before income taxes	7,599	0.8	(21,905)	(2.8)	8,995	0.3	23,797	1.1
Income tax expense (benefit)	1,004	0.1	(822)	(0.1)	1,526	—	11,479	0.5
Net income (loss)	6,595	0.7	(21,083)	(2.7)	7,469	0.3	12,318	0.6
Net loss attributable to noncontrolling interest	—	—	508	—	1,214	—	1,071	—
Net income (loss) attributable to Werner	$6,595	0.7	$(20,575)	(2.7)	$8,683	0.3	$13,389	0.6
Diluted shares outstanding	60,305		59,830		60,232		61,015
Diluted earnings (loss) per share	$0.11		$(0.34)		$0.14		$0.22

Werner Enterprises, Inc. - Release of October 27, 2026

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	September 30, 2026	December 31, 2025
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$39,200	$59,922
Accounts receivable, trade, less allowance of $8,375 and $7,646, respectively	517,080	394,933
Other receivables	17,927	20,398
Inventories and supplies	14,622	12,104
Prepaid expenses	62,715	57,184
Assets held for sale	6,843	32,643
Other current assets	37,507	35,665
Total current assets	695,894	612,849
Property and equipment	2,982,713	2,901,984
Less – accumulated depreciation	1,166,563	1,111,480
Property and equipment, net	1,816,150	1,790,504
Finance lease right-of-use assets, net	44,443	—
Goodwill	138,576	129,104
Intangible assets, net	60,721	44,603
Operating lease right-of-use assets, net	143,427	39,703
Other non-current assets	307,378	271,911
Total assets	$3,206,589	$2,888,674

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$129,053	$95,084
Insurance and claims accruals	114,676	99,827
Accrued payroll	77,834	51,442
Accrued expenses	18,908	16,199
Current maturities of finance lease liabilities	24,574	—
Current maturities of operating lease liabilities	51,703	15,451
Other current liabilities	74,089	36,781
Total current liabilities	490,837	314,784
Long-term debt, net of current portion	803,000	752,000
Finance lease liabilities, less current maturities	19,779	—
Operating lease liabilities, less current maturities	95,742	26,470
Other long-term liabilities	20,828	26,080
Insurance and claims accruals, net of current portion	138,316	112,126
Deferred income taxes	278,317	266,209
Total liabilities	1,846,819	1,497,669
Temporary equity - redeemable noncontrolling interest	—	28,113
Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized; 80,533,536 shares issued; 59,977,156 and 59,869,405 shares outstanding, respectively	805	805
Paid-in capital	150,377	144,641
Retained earnings	1,888,066	1,904,572
Accumulated other comprehensive loss	(9,523)	(16,075)
Treasury stock, at cost; 20,556,380 and 20,664,131 shares, respectively	(669,955)	(671,051)
Total stockholders’ equity	1,359,770	1,362,892
Total liabilities, temporary equity and stockholders’ equity	$3,206,589	$2,888,674

Werner Enterprises, Inc. - Release of October 27, 2026

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Capital expenditures, net	$37,274	$35,238	$28,654	$93,300
Cash flow from operations	$21,463	$44,144	$188,718	$119,539
Return on assets (annualized)	0.8%	(2.9)%	0.4%	0.6%
Return on equity (annualized)	1.9%	(5.8)%	1.0%	1.1%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Truckload Transportation Services	$714,002	$519,786	$2,010,886	$1,539,308
Werner Logistics	215,827	232,585	623,395	649,320
Other (1)	20,074	18,722	57,107	55,384
Corporate	577	569	1,734	1,724
Subtotal	950,480	771,662	2,693,122	2,245,736
Inter-segment eliminations (2)	28	(163)	(77)	(8,975)
Total	$950,508	$771,499	$2,693,045	$2,236,761
Operating Income (Loss)
Truckload Transportation Services	$23,243	$(13,832)	$64,301	$49,341
Werner Logistics	(386)	3,014	(6,261)	6,867
Other (1)	1,442	(817)	3,055	(1,265)
Corporate	(7,311)	(1,386)	(23,191)	(7,475)
Total	$16,988	$(13,021)	$37,904	$47,468

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of October 27, 2026

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Chg	2026	2025	% Chg
Truckload Transportation Services segment
Average trucks in service	8,668	7,503	15.5%	8,611	7,469	15.3%
Average revenues per truck per week (1)	$5,144	$4,633	11.0%	$4,943	$4,585	7.8%
Total trucks (at quarter end)
Company	8,430	7,120	18.4%	8,430	7,120	18.4%
Independent contractor	310	325	(4.6)%	310	325	(4.6)%
Total trucks	8,740	7,445	17.4%	8,740	7,445	17.4%
Total trailers (at quarter end)	35,085	24,625	42.5%	35,085	24,625	42.5%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$135,774	$159,501	(14.9)%	$410,123	$478,005	(14.2)%
Average trucks in service	1,673	2,638	(36.6)%	1,843	2,635	(30.1)%
Total trucks (at quarter end)	1,650	2,480	(33.5)%	1,650	2,480	(33.5)%
Average percentage of empty miles	15.96%	15.65%	2.0%	15.50%	15.72%	(1.4)%
Average revenues per truck per week (1)	$6,244	$4,649	34.3%	$5,767	$4,650	24.0%
Average % change YOY in revenues per total mile (1)	9.7%	0.4%		7.9%	1.2%
Average % change YOY in total miles per truck per week	22.4%	(4.7)%		14.7%	(3.5)%
Average completed trip length in miles (loaded)	674	558	20.8%	656	572	14.7%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$443,830	$292,459	51.8%	$1,249,986	$857,931	45.7%
Average trucks in service	6,995	4,865	43.8%	6,768	4,834	40.0%
Total trucks (at quarter end)	7,090	4,965	42.8%	7,090	4,965	42.8%
Average revenues per truck per week (1)	$4,881	$4,624	5.6%	$4,729	$4,549	4.0%
Werner Logistics segment
Average trucks in service	37	23	60.9%	30	24	25.0%
Total trucks (at quarter end)	50	23	117.4%	50	23	117.4%
Total trailers (at quarter end)	2,625	4,010	(34.5)%	2,625	4,010	(34.5)%
Total containers (at quarter end)	485	375	29.3%	412	375	9.9%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income (loss); non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income (loss) attributable to Werner; non-GAAP adjusted diluted earnings (loss) per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated

Werner Enterprises, Inc. - Release of October 27, 2026

by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$16,988	1.8%	$(13,021)	(1.7)%	$37,904	1.4%	$47,468	2.1%
Non-GAAP adjustments:
Insurance and claims (2)	—	—%	—	—%	—	—%	(44,151)	(2.0)%
Litigation settlement (3)	—	—%	21,413	2.8%	—	—%	21,413	1.0%
Restructuring and impairment (4)	—	—%	—	—%	4,094	0.2%	—	—%
Amortization of intangible assets (5)	2,223	0.2%	2,518	0.3%	6,481	0.2%	7,553	0.3%
Contingent consideration adjustment (6)	—	—%	—	—%	—	—%	(7,921)	(0.4)%
Severance expense (7)	—	—%	—	—%	—	—%	1,300	0.1%
Acquisition expenses (8)	1,772	0.2%	—	—%	12,025	0.4%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$20,983	2.2%	$10,910	1.4%	$60,504	2.2%	$25,662	1.1%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Non-GAAP Adjusted Net Income (Loss) Attributable to Werner and Non-GAAP Adjusted Diluted Earnings (Loss) Per Share (1)	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to Werner and diluted earnings (loss) per share – (GAAP)	$6,595	$0.11	$(20,575)	$(0.34)	$8,683	$0.14	$13,389	$0.22
Non-GAAP adjustments:
Insurance and claims (2)	—	—	—	—	—	—	(44,151)	(0.72)
Litigation settlement (3)	—	—	21,413	0.36	—	—	21,413	0.35
Restructuring and impairment, net of amount attributable to noncontrolling interest (4)	—	—	—	—	4,094	0.07	—	—
Amortization of intangible assets, net of amount attributable to noncontrolling interest (5)	2,223	0.03	2,346	0.04	6,097	0.10	7,037	0.11
Contingent consideration adjustments (6)	—	—	—	—	—	—	(7,921)	(0.13)
Severance expense (7)	—	—	—	—	—	—	1,300	0.02
Acquisition expenses (8)	1,772	0.03	—	—	12,025	0.20	—	—
Loss (gain) on investments in equity securities (9)	30	—	(38)	—	15	—	(3)	—
Loss (earnings) from equity method investment (10)	(297)	—	289	—	(1,033)	(0.01)	(553)	(0.01)
Income tax effect of above adjustments (11)	(835)	(0.01)	(5,450)	(0.09)	(4,748)	(0.08)	5,194	0.09
Non-GAAP adjusted net income (loss) attributable to Werner and non-GAAP adjusted diluted earnings (loss) per share	$9,488	$0.16	$(2,015)	$(0.03)	$25,133	$0.42	$(4,295)	$(0.07)

Werner Enterprises, Inc. - Release of October 27, 2026

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge (1)	$	$	$	$
Operating revenues – (GAAP)	$950,508	$771,499	$2,693,045	$2,236,761
Non-GAAP adjustment:
Trucking fuel surcharge (12)	(125,231)	(59,456)	(324,268)	(172,297)
Non-GAAP Adjusted Operating revenues, net of fuel surcharge	$825,277	$712,043	$2,368,777	$2,064,464
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$23,243	3.3%	$(13,832)	(2.7)%	$64,301	3.2%	$49,341	3.2%
Non-GAAP adjustments:
Insurance and claims (2)	—	—%	—	—%	—	—%	(44,151)	(2.9)%
Litigation settlement (3)	—	—%	21,413	4.1%	—	—%	21,413	1.4%
Restructuring and impairment (4)	—	—%	—	—%	4,094	0.2%	—	—%
Amortization of intangible assets (5)	1,075	0.1%	1,369	0.3%	3,036	0.2%	4,107	0.3%
Contingent consideration adjustment (6)	—	—%	—	—%	—	—%	(7,921)	(0.5)%
Severance expense (7)	—	—%	—	—%	—	—%	900	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$24,318	3.4%	$8,950	1.7%	$71,431	3.6%	$23,689	1.5%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$690,759	96.7%	$533,618	102.7%	$1,946,585	96.8%	$1,489,967	96.8%
Non-GAAP adjustments:
Insurance and claims (2)	—	—%	—	—%	—	—%	44,151	2.9%
Litigation settlement (3)	—	—%	(21,413)	(4.1)%	—	—%	(21,413)	(1.4)%
Restructuring and impairment (4)	—	—%	—	—%	(4,094)	(0.2)%	—	—%
Amortization of intangible assets (5)	(1,075)	(0.1)%	(1,369)	(0.3)%	(3,036)	(0.2)%	(4,107)	(0.3)%
Contingent consideration adjustment (6)	—	—%	—	—%	—	—%	7,921	0.5%
Severance expense (7)	—	—%	—	—%	—	—%	(900)	—%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$689,684	96.6%	$510,836	98.3%	$1,939,455	96.4%	$1,515,619	98.5%

Werner Enterprises, Inc. - Release of October 27, 2026

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2026	2025	2026	2025
	$	$	$	$
Operating revenues – (GAAP)	$714,002	$519,786	$2,010,886	$1,539,308
Less: Trucking fuel surcharge (12)	(125,231)	(59,456)	(324,268)	(172,297)
Operating revenues, net of fuel surcharge – (Non-GAAP)	588,771	460,330	1,686,618	1,367,011
Operating expenses – (GAAP)	690,759	533,618	1,946,585	1,489,967
Non-GAAP adjustments:
Trucking fuel surcharge (12)	(125,231)	(59,456)	(324,268)	(172,297)
Insurance and claims (2)	—	—	—	44,151
Litigation settlement (3)	—	(21,413)	—	(21,413)
Restructuring and impairment (4)	—	—	(4,094)	—
Amortization of intangible assets (5)	(1,075)	(1,369)	(3,036)	(4,107)
Contingent consideration adjustment (6)	—	—	—	7,921
Severance expense (7)	—	—	—	(900)
Non-GAAP adjusted operating expenses, net of fuel surcharge	564,453	451,380	1,615,187	1,343,322
Non-GAAP adjusted operating income	$24,318	$8,950	$71,431	$23,689
Non-GAAP adjusted operating margin, net of fuel surcharge	4.1%	1.9%	4.2%	1.7%
Non-GAAP adjusted operating ratio, net of fuel surcharge	95.9%	98.1%	95.8%	98.3%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Non-GAAP Adjusted Operating Revenues, Less Purchased Transportation Expense (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating revenues – (GAAP)	$215,827	100.0%	$232,585	100.0%	$623,395	100.0%	$649,320	100.0%
Non-GAAP adjustment:
Purchased transportation expense (13)	(184,722)	(85.6)%	(199,616)	(85.8)%	(538,996)	(86.5)%	(555,100)	(85.5)%
Non-GAAP adjusted operating revenues, less purchased transportation expense	$31,105	14.4%	$32,969	14.2%	$84,399	13.5%	$94,220	14.5%

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Non-GAAP Adjusted Operating Revenues, Less Purchased Transportation Expense (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating revenues – (GAAP)	$211,732	100.0%	$221,177	100.0%	$407,568	100.0%	$416,735	100.0%
Non-GAAP adjustment:
Purchased transportation expense (13)	(185,744)	(87.7)%	(188,326)	(85.1)%	(354,274)	(86.9)%	(355,484)	(85.3)%
Non-GAAP adjusted operating revenues, less purchased transportation expense	$25,988	12.3%	$32,851	14.9%	$53,294	13.1%	$61,251	14.7%

Werner Enterprises, Inc. - Release of October 27, 2026

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Non-GAAP Adjusted Operating Income (Loss) and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$(386)	(0.2)%	$3,014	1.3%	$(6,261)	(1.0)%	$6,867	1.1%
Non-GAAP adjustments:
Amortization of intangible assets (5)	1,148	0.6%	1,149	0.5%	3,445	0.5%	3,446	0.5%
Severance expense (7)	—	—%	—	—%	—	—%	400	—%
Non-GAAP adjusted operating income (loss) and non-GAAP adjusted operating margin	$762	0.4%	$4,163	1.8%	$(2,816)	(0.5)%	$10,713	1.6%

(1) Non-GAAP adjusted operating income (loss); non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income (loss) attributable to Werner; non-GAAP adjusted diluted earnings (loss) per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income (loss); GAAP operating margin; GAAP net income (loss) attributable to Werner; GAAP diluted earnings (loss) per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) Represents a reversal of a net liability in second quarter 2025 related to the Texas Supreme Court’s ruling in Werner’s favor, reversing and dismissing a previously disclosed adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. The reversal included Werner's uninsured portion (retention) and accrued interest. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment.

(3) In October 2025, we reached an agreement with the plaintiffs in the consolidated class action lawsuits entitled Abarca et al. v. Werner in the United States District Court for the District of Nebraska, to settle these cases for a combined $18 million. The settlement was approved by the court. An accrual for this settlement was recorded in third quarter 2025, and is included in salaries, wages and benefits in our income statement. We also incurred legal fees of $3.4 million related to this litigation during third quarter 2025, which is recorded in other operating expenses in our income statement. Management believes excluding the effect of these items provides a more useful comparison of our performance from period to period. These items are included in our Truckload Transportation Services segment.

(4) Restructuring and impairment expense are excluded because management does not believe these costs are indicative of our core operating performance. These costs are included in our Truckload Transportation Services segment.

(5) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe the expense is indicative of our core operating performance. This expense is included in our Truckload Transportation Services and Werner Logistics segments.

(6) Contingent consideration, also referred to as earnout, adjustments related to our business acquisitions are excluded because management does not believe these adjustments are indicative of our core operating performance. The adjustments are recorded in other operating expenses in our Income Statement and are included in our Truckload Transportation Services segment.

(7) Severance expense is excluded because management does not believe it is indicative of our core operating performance. This item is included in salaries, wages and benefits in our Income Statement and is included in our Truckload Transportation Services and Werner Logistics segments.

(8) Represents business acquisition and certain integration-related expenses. These expenses are excluded as management believes they are not representative of the costs of managing our on-going business. These expenses are included within other operating expenses in our income statement and in Corporate operating income in our Segment Information table.

(9) Represents non-operating mark-to-market adjustments for gains/losses on our minority equity investments, which we account for under Accounting Standards Codification (“ASC”) 321, Investments – Equity Securities. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period. We record changes in the value of our investments in equity securities in other expense (income) in our income statement.

(10) Represents earnings/losses from our equity method investment, which we account for under ASC 323, Investments - Equity Method and Joint Ventures. Management believes excluding the effect of earnings/losses from our equity method investment provides a more useful comparison of our performance from period to period. We record earnings/losses from our equity method investment in other expense (income) in our income statement.

(11) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2025 has been updated to reflect the annual incremental income tax rate.

(12) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.

(13) Management believes excluding purchased transportation expense from Werner Logistics operating revenues provides a useful measurement of our ability to source and sell services provided by third parties.